   As filed with the Securities and Exchange Commission on August 31, 1999

                                                       Registration No. 333-____

--------------------------------------------------------------------------------

                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                    ------------------
                                         FORM S-8

                                  REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933

                                  LCC INTERNATIONAL, INC.
                                  -----------------------
                  (Exact name of registrant as specified in its charter)

        DELAWARE                                        54-1807038
----------------------------               ------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 7925 JONES BRANCH DRIVE
                                     McLEAN, VA 22102
                         ----------------------------------------
                         (Address of principal executive offices)

             LCC INTERNATIONAL, INC. 1996 EMPLOYEE STOCK OPTION PLAN
               LCC INTERNATIONAL, INC. DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)

                             C. THOMAS FAULDERS, III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LCC INTERNATIONAL, INC.
                             7925 JONES BRANCH DRIVE
                                McLEAN, VA 22102
                                 (703) 873-2000
    ------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            LORRAINE SOSTOWSKI, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

  =======================================================================================
                                                            Proposed
                                           Proposed         maximum
                        Amount to be       maximum         aggregate       Amount of
  Title of securities    registered     offering price      offering      registration
    to be registered         (1)        per share (2)      price (2)        fee (2)
  ---------------------------------------------------------------------------------------
     CLASS A COMMON
    STOCK, PAR VALUE
          $.01            1,581,000           $7.16        $11,319,960     $3,147.00
  =======================================================================================

(1) 1,501,000 shares of LCC International, Inc. Class A Common Stock, par value $.01 per share ("Class A Common Stock") are being registered pursuant to the LCC International, Inc. 1996 Employee Stock Option Plan and 80,000 shares of Class A Common Stock are being registered pursuant to the LCC International, Inc. Directors Stock Option Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of the Class A Common Stock on August 24, 1999, as reported on the Nasdaq National Market.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the LCC International, Inc. 1996 Employee Stock Option Plan and LCC International, Inc. Directors Stock Option Plan, filed on December 12, 1996, Registration No. 333-17803.

                               EXPLANATORY NOTE

      As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the LCC International, Inc. 1996 Employee Stock Option Plan and LCC International, Inc. Directors Stock Option Plan, filed on December 12, 1996, Registration Statement No. 333-17803.

      On January 20, and April 16, 1998, the Board of Directors of LCC International, Inc. (the "Company") approved and adopted an amendment to the Company's 1996 Employee Stock Option Plan (as amended, the "Employee Plan"). The amendment amended Section 4 of the Employee Plan to increase the number of shares of Class A Common Stock, par value $.01 ("Class A Common Stock"), of the Company reserved under the Employee Plan from 3,224,000 to 4,725,000. On April 16, 1998, the Board of Directors of the Company approved and adopted amendments to the Company's Directors Stock Option Plan (as amended, the "Directors Plan"). The amendments amended Section 4 of the Directors Plan to increase the number of shares of Class A Common Stock of the Company reserved under the Directors Plan from 60,000 to 140,000. The other amendment to the Directors Plan deleted Section 19.4 of the Directors Plan in its entirety to allow for greater flexibility in administration of the Directors Plan. The Company's stockholders approved the amendment to the Employee Plan and the amendments to the Directors Plan at the annual meeting of stockholders held on May 19, 1998. Accordingly, as amended, the total number of shares of Class A Common Stock available under the Employee Plan is 4,725,000, of which 1,501,000 shares are being registered hereunder and the total number of shares of Class A Common Stock available under the Directors Plan is 140,000, of which 80,000 are being registered hereunder.

      A complete description of the amendments to the Employee Plan and the Directors Plan is included in the Company's definitive proxy statement on
Schedule 14A dated April 17, 1998, with respect to the Company's annual meeting of stockholders held on May 19, 1998, which proxy statement is incorporated herein by reference.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

            Exhibit
            Number      Description
            ------      -----------

            4.1         LCC International, Inc. 1996 Employee Stock Option
                        Plan (filed as Exhibit 10.14 to the Registrant's
                        Registration Statement on Form S-1 (File No.
                        333-6067), and incorporated herein by reference).

            4.2         LCC International, Inc. Directors Stock Option Plan
                        (filed as Exhibit 10.13 to the Registrant's
                        Registration Statement on Form S-1 (File No.
                        333-6067), and incorporated herein by reference).

            4.3         Amendment to LCC International, Inc. 1996 Employee
                        Stock Plan, dated April 16, 1998 (included as
                        Attachment A to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).

            4.4         Amendment to LCC International, Inc. Directors Stock
                        Option Plan, dated April 22, 1997 (filed as Exhibit
                        4.8 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1999 and incorporated herein by reference).

            4.5         Amendment No. 1 to LCC International, Inc. Directors
                        Stock Option Plan (included as Attachment B to the
                        Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).

            5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

            23.1        Consent of KPMG LLP

            23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

            24.1        Power of Attorney (included on signature pages).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on the 31st day of August, 1999.

                                         LCC INTERNATIONAL, INC.



                                     BY: /s/ C. THOMAS FAULDERS, III
                                         -------------------------------------
                                         C. Thomas Faulders, III
                                         President and Chief Executive Officer




                              POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Thomas Faulders and David N. Walker jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----

/s/ C. THOMAS FAULDERS
------------------------------   Chairperson of the Board of     August 31, 1999
      C. Thomas Faulders, III   Directors, President and Chief
                                      Executive Officer
                                (Principal Executive Officer)
/s/ DAVID N. WALKER
------------------------------      Senior Vice President,       August 31, 1999
      David N. Walker           Treasurer and Chief Financial
                                           Officer
                                 (Principal Financial Officer
                                  and Principal Accounting
                                           Officer)
/s/ DR. RAJENDRA SINGH
------------------------------              Director             August 31, 1999
      Dr. Rajendra Singh

          SIGNATURE                         TITLE                     DATE
          ---------                         -----                     ----
/s/ NEERA SINGH
-------------------------------            Director              August 31, 1999
      Neera Singh



-------------------------------            Director              August __, 1999
      Mark D. Ein


/s/ STEVEN J. GILBERT
-------------------------------            Director              August 31, 1999
      Steven J. Gilbert


/s/ DR. ARNO A. PENZIAS
-------------------------------            Director              August 31, 1999
      Dr. Arno A. Penzias

                               EXHIBIT INDEX



Exhibit
Number                           Description                           Page
------                           -----------                           ----

4.1      LCC International, Inc. 1996 Employee Stock Option Plan
         (filed as Exhibit 10.14 to the Registrant's Registration
         Statement on Form S-1 (File No. 333-6067), and
         incorporated herein by reference).                              *

4.2      LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant's Registration
         Statement on Form S-1 (File No. 333-6067), and
         incorporated herein by reference).                              *

4.3      Amendment to LCC International, Inc. 1996 Employee Stock
         Option Plan, dated April 16, 1998 (included as Attachment
         A to the Company's definitive proxy statement on Schedule
         14A filed with the Securities and Exchange Commission on
         April 17, 1998).                                                *

4.4      Amendment to LCC International, Inc. Directors Stock
         Option Plan, dated April 22, 1997 (filed as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K filed with the
         Securities and Exchange Commission on March 30, 1999 and
         incorporated herein by reference).                              *

4.5      Amendment to LCC International, Inc. Directors Stock
         Option Plan, dated April 16, 1998 (included as Attachment
         B to the Company's definitive proxy statement on Schedule
         14A filed with the Securities and Exchange Commission on
         April 17, 1998).                                                *

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1     Consent of KPMG LLP

23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney (included on signature pages).


*incorporated by reference